Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact: Chris Ogle Levi Strauss & Co. (800) 438-0349 Investor-relations@levi.com	Media Contact: Amber Rensen Levi Strauss & Co. (415) 501-7777 newmediarequests@levi.com

LEVI STRAUSS & CO. COMPLETES PRIVATE PLACEMENT AND ACCEPTS NOTES TENDERED BY EXPIRATION TIME

SAN FRANCISCO (April 27, 2015) — Levi Strauss & Co. (the “Company”) announced today that it has closed its private placement of $500 million aggregate principal amount 5.00% Senior Notes due 2025 (the “Notes”).

The Company also announced today that it has accepted for purchase approximately $233.1 million (or approximately 44.4%) of its $525 million aggregate principal amount of 7 5/8% Senior Notes due 2020 (the “2020 Notes”), which were validly tendered on or before 5:00 p.m., New York City time, on April 24, 2015 (the “Expiration Time”). Holders who indicated by the Expiration Time that they will deliver their 2020 Notes through the guaranteed delivery procedures set forth in the Offer to Purchase, dated April 20, 2015 (the “Offer to Purchase”), must deliver their 2020 Notes by the close of business on April 28, 2015 in accordance with the Offer to Purchase.

The Company has used or will use the net proceeds from the offering of the Notes, together with borrowings under its amended and restated senior secured revolving credit facility, to purchase 2020 Notes tendered by holders pursuant to the Offer to Purchase, to pay fees and expenses related to the offering of the Notes and the purchase of 2020 Notes, to redeem any 2020 Notes that are not tendered, and for general corporate purposes.

“Improving the structural economics of LS&Co. has been an important focus for the past three years as we continue to position the company for long-term profitable growth,” said Harmit Singh, executive vice president and chief financial officer at Levi Strauss & Co. “The strength of the capital markets and improved financial strength of the company both contributed to the successful pricing of the notes at a rate significantly lower than the notes we plan to redeem. We estimate that we will save millions in interest expense, enabling us to invest part of those savings in innovation and other growth initiatives while keeping our total available liquidity at close to $1 billion.”

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. Statements in this press release regarding the private offering of debt securities shall not constitute an offer to sell or a solicitation of an offer to buy such securities.

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Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2014 and our Quarterly Report on Form 10-Q for the three months ended March 1, 2015, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world’s largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,700 retail stores and shop-in-shops. Levi Strauss & Co.’s reported fiscal 2014 net revenues were $4.8 billion.

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